UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2009

Finlay Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 808-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

                On September 25, 2009, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered an order approving the appointment of Gordon Brothers Retail Partners, LLC (“Gordon Brothers”) as agent for Finlay Enterprises, Inc. and its affiliates and subsidiaries (collectively, the “Company”) to conduct “store closing” or similar sales of merchandise located at all of the Company’s retail store locations and the Company’s two distribution centers. As previously disclosed in the Current Report on Form 8-K that Finlay Enterprises, Inc. filed with the Securities and Exchange Commission on September 24, 2009, the Company, in consultation with the agent for its senior secured lenders and the official committee of unsecured creditors appointed in the Company’s chapter 11 cases, selected Gordon Brothers as having the highest and best bid following the completion of an auction for the Company’s business and assets pursuant to bidding procedures previously approved by the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.

Date: September 29, 2009
	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer and Chief Financial Officer

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